Exhibit 99.1

News Release For Immediate Release January 24, 2023	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL SECOND QUARTER 2023 FINANCIAL RESULTS

QUINCY, Massachusetts, January 24, 2023 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced net income of $341,000, or $0.05 per basic and diluted share, for the three months ended December 31, 2022 compared to net income of $645,000, or $0.10 per basic and diluted share, for the three months ended September 30, 2022 and net income of $234,000 for the three months ended December 31, 2021.

For the six months ended December 31, 2022, net income was $986,000, or $0.16 per basic and diluted share, compared to net income of $706,000, for the six months ended December 31, 2021. Net income on a non-GAAP basis, excluding certain nonrecurring items, was $666,000, for the six months ended December 31, 2021. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

Michael E. McFarland, President and Chief Executive Officer, stated, “We are pleased to see loan growth during the quarter and continued improvement in interest-earning asset yields. We are proud of the Bank's accomplishments during calendar year 2022, and I want to thank our employees for their continued efforts and commitment. Looking forward, we are likely to see headwinds in deposit pricing in our highly competitive banking environment. We will continue to focus on pricing and expense discipline in the current rising interest rate and inflationary environment.”

Second Quarter Operating Results

Net interest income, on a fully tax-equivalent basis decreased by $25,000, or 1.0%, to $2.4 million for the three months ended December 31, 2022 from $2.4 million for the three months ended September 30, 2022. This decrease was primarily due to a 41 basis point increase in the average rate paid for certificates of deposit, partially offset by a 13 basis point increase in the average yield earned for interest-earning assets. The interest earned on loans increased $38,000, to $1.7 million for the three months ended December 31, 2022, from $1.6 million for the three months ended September 30, 2022. The interest earned on loans benefitted from rising interest rates and from an increase in the average balance of loans of $1.0 million during the second fiscal quarter. The net interest margin increased by 1 basis point to 2.77% for the fiscal second quarter from 2.76% for the fiscal first quarter.

Net interest income, on a fully tax-equivalent basis increased by $324,000, or 15.9%, to $2.4 million for the three months ended December 31, 2022, from $2.0 million in the same period in the prior year. Relative to the prior year quarter, the net interest margin increased by 27 basis points to 2.77% from 2.50%. The improvement reflects growth in the average balance of loans and securities of $5.1 million and $33.8 million, respectively, from the prior year quarter and a 357 basis point increase in the interest earned on cash and short-term investments due to the higher interest rate environment. Partially offsetting the improvement in interest and dividend income was a 15 basis point increase in the cost of interest-bearing liabilities from the prior year quarter due primarily to increased interest paid on certificates of deposit in the higher interest rate environment.

The Company did not record a provision for loan losses for the quarter ended December 31, 2022 or September 30, 2022, as loan growth was offset by decreases in the unallocated portion of the allowance for loan losses. A provision for loan losses of $10,000 was recorded during the three months ended December 31, 2021, driven by loan growth. The allowance for loan losses as a percentage of total loans was 0.97%, 0.99% and 1.00% at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Non-interest income decreased $48,000, or 24.0%, to $152,000 for the quarter ended December 31, 2022 from $200,000 in the quarter ended September 30, 2022, due to a decrease of $46,000 in other income. The prior quarter included $50,000 for the annual collection of safe deposit box fees.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest income decreased $9,000, or 5.6%, to $152,000 for the quarter ended December 31, 2022, from $161,000 for the quarter ended December 31, 2021, principally due to a decrease of $12,000 in income on bank-owned life insurance.

Non-interest expenses increased $339,000, or 19.4%, to $2.1 million for the quarter ended December 31, 2022 from $1.7 million for the quarter ended September 30, 2022. The increase was due to an increase in salaries and employee benefits expense of $232,000, or 22.8%, primarily attributed to a discretionary year-end bonus awarded to employees in the quarter ended December 31, 2022. In addition, advertising expense increased $32,000 from the prior quarter due to employment agency fees, and other general and administrative expense increased by $72,000 from the prior quarter due to increases in expenses related to public filings, uncollectable check expense and directors’ compensation expense.

Non-interest expenses increased $191,000, or 10.1%, to $2.1 million for the quarter ended December 31, 2022 from $1.9 million for the quarter ended December 31, 2021. The increase was principally due to an increase in salaries and employee benefits of $83,000, attributed to ESOP expenses incurred in the current year, an increase in headcount, and increases to employee salaries and health insurance benefits.

Income tax expense was $65,000 for the three months ended December 31, 2022, compared to $170,000 for the three months ended September 30, 2022 and $32,000 for the three months ended December 31, 2021. The decrease in the effective tax rate for the three months ended December 31, 2022, compared to the three months ended September 30, 2022 was due to increases in tax-exempt municipal securities income. The increase in the effective tax rate for the three months ended December 31, 2022, compared to the three months ended December 31, 2021 was due to decreases in tax-exempt municipal securities income and decreases in bank-owned life insurance income.

Year-to-Date Operating Results

Net interest income increased on a fully tax-equivalent basis by $702,000, or 17.3%, to $4.8 million for the six months ended December 31, 2022 from $4.1 million for the six months ended December 31, 2021. Total interest-earning assets income increased $702,000 from the prior year period due to an increase in the average balance of securities and higher average yields earned on securities and cash and short-term investments. An increase in the average balance of securities of $38.1 million, or 34.0%, and a 16 basis point increase in the average yield earned on securities contributed to a $550,000 increase in securities income. The interest earned on cash and short-term investments increased $217,000 from the prior year, due to a 270 basis point improvement in the average yield earned due to the higher interest rate environment, partially offset by a $21.7 million decrease in the average balance. Partially offsetting the increase in interest and dividend income was a $47,000 increase in the interest expense. The increase in the interest paid on certificates of deposit of $49,000 from the prior year period contributed to a 5 basis point increase in the cost of interest-bearing liabilities. The net interest margin improved 26 basis points for the six months ended December 31, 2022, to 2.76%, from 2.50% in the prior year.

The Company did not recognize a provision for loan losses for the six months ended December 31, 2022 compared to a provision for loan losses of $25,000 in the prior year period. For the six months ended December 31, 2021, loan growth was the primary contributor to the provision for loan losses.

Non-interest income decreased $65,000, or 15.6%, to $352,000 for the six months ended December 31, 2022 from $417,000 in the prior year period, principally due to a decrease of $48,000 in the gain on sale of securities available for sale and a $22,000 decrease in income on bank-owned life insurance. Excluding the gain on sale of securities available for sale, which management believes is a non-recurring operating activity, non-interest income would have decreased $17,000, or 4.6% from the prior year period.

Non-interest expenses increased $287,000, or 8.1%, to $3.8 million for the six months ended December 31, 2022 from $3.5 million for the six months ended December 31, 2021. Salaries and benefits increased $121,000, or 5.6%, to $2.3 million, due to annual increases to salaries and health insurance of employees, an increase in headcount, and the addition of ESOP expense in the current year. Occupancy and equipment expense increased $80,000, or 19.1%, to $498,000 for the six months ended December 31, 2022 from $418,000 for the six months ended December 31, 2021, due to the renewal of a branch lease in the current fiscal year and for increases to service maintenance contracts. Advertising expense increased $32,000 from the prior year period due to an employment agency fee incurred during the six months ended December 31, 2022. Other general and administrative expense increased $47,000, or 6.8% from the prior year period due to increases in professional fees.

Income tax expense was $235,000 for the six months ended December 31, 2022 compared to income tax expense of $132,000 for the six months ended December 31, 2021.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Balance Sheet

At December 31, 2022, total assets amounted to $356.8 million, compared to $360.9 million at September 30, 2022, a decrease of $4.1 million, or 1.1%, as a $5.2 million decrease in total cash and cash equivalents and a $2.7 million decrease in securities held to maturity were partially offset by a $3.4 million increase in total loans from the prior quarter. Commercial real estate loans were the main contributor to total loan growth, as commercial real estate loans grew $5.4 million, or 34.8%, to $21.1 million at December 31, 2022, from $15.6 million at September 30, 2022. Deposits decreased by $4.6 million, or 1.6%, in the quarter, as the Bank is experiencing decreases of customer deposits with the absence of government stimulus and increases in inflation, in addition to mix-shift changes by depositors to higher-yielding term certificates due to the higher interest rate environment.

Total stockholders’ equity was $75.3 million at December 31, 2022 compared to $74.9 million at September 30, 2022. The increase of $362,000 reflects net income of $341,000 and earned ESOP compensation of $26,000, partially offset by other comprehensive losses of $1,000.

Total assets at December 31, 2022 decreased $5.0 million, or 1.4%, from $361.8 million at December 31, 2021. Contributing to the decrease in assets was a decrease of $37.3 million in cash and cash equivalents to $10.6 million at December 31, 2022 from $47.8 million at December 31, 2021, partially offset by a $26.5 million increase in securities held to maturity and $5.7 million in loan growth. Commercial real estate loans increased by $5.6 million, or 35.9%, as we focused on diversifying our loan mix. Total deposits decreased by $32.1 million, or 10.4%, to $275.5 million at December 31, 2022 from $307.6 million at December 31, 2021, principally due to the utilization of subscription funds held in escrow to purchase shares in the initial public offering.

Total stockholders’ equity was $75.3 million at December 31, 2022 compared to $49.3 million at December 31, 2021. The increase of $25.9 million relates mainly to net proceeds from the initial public offering of $27.8 million and net income earned during the previous twelve months of $622,000, partially offset by the establishment of the Company’s ESOP plan, net of earned compensation of $2.5 million.

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is a federal corporation organized as the mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include the impact of the COVID-19 pandemic or any other pandemic on our operations and financial results and those of our customers, increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees.

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				% Change
	December 31,	September 30,	December 31,	Dec 2022 vs.	Dec 2022 vs.
	2022	2022	2021	Sep 2022	Dec 2021
Assets
Cash and due from banks	$1,502	$1,481	$1,475	1.4%	1.8%
Short-term investments	9,072	14,260	46,358	(36.4)%	(80.4)%
Total cash and cash equivalents	10,574	15,741	47,833	(32.8)%	(77.9)%
Certificates of deposit	-	-	980	-%	(100.0)%
Securities available for sale, at fair value	168	183	254	(8.2)%	(33.9)%
Securities held to maturity, at amortized cost	149,473	152,141	122,931	(1.8)%	21.6%
Loans:
1-4 family	140,898	143,417	139,079	(1.8)%	1.3%
Multifamily	13,239	13,055	16,173	1.4%	(18.1)%
Second mortgages and home equity lines of credit	2,590	2,514	2,162	3.0%	19.8%
Construction	600	415	-	44.6%	-%
Commercial	21,077	15,639	15,508	34.8%	35.9%
Total mortgage loans on real estate	178,404	175,040	172,922	1.9%	3.2%
Consumer	63	71	111	(11.3)%	(43.2)%
Home improvement	2,232	2,231	1,999	0.0%	11.7%
Total loans	180,699	177,342	175,032	1.9%	3.2%
Allowance for loan losses	(1,747)	(1,747)	(1,747)	0.0%	0.0%
Net deferred loan costs and fees, and purchase premiums	(383)	(350)	(354)	9.4%	8.2%
Loans, net	178,569	175,245	172,931	1.9%	3.3%
Federal Home Loan Bank of Boston stock, at cost	191	191	453	0.0%	(57.8)%
Premises and equipment, net	3,272	3,310	3,337	(1.1)%	(1.9)%
Accrued interest receivable	1,303	1,306	1,112	(0.2)%	17.2%
Bank-owned life insurance	10,271	10,208	10,008	0.6%	2.6%
Deferred tax asset	1,001	1,139	592	(12.1)%	69.1%
Operating lease right of use asset	999	1,021	-	(2.2)%	-%
Other assets	1,012	457	1,398	121.4%	(27.6)%
Total assets	$356,833	$360,942	$361,829	(1.1)%	(1.4)%

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing NOW and demand	$32,618	$34,148	$52,378	(4.5)%	(37.7)%
Interest bearing NOW and demand	32,241	32,791	33,082	(1.7)%	(2.5)%
Regular and other	69,924	74,703	71,975	(6.4)%	(2.8)%
Money market accounts	37,470	43,349	41,173	(13.6)%	(9.0)%
Term certificates	103,209	95,061	108,952	8.6%	(5.3)%
Total deposits	275,462	280,052	307,560	(1.6)%	(10.4)%
Federal Home Loan Bank of Boston advances	-	-	288	-%	(100.0)%
Mortgagors' escrow accounts	1,680	1,618	1,650	3.8%	1.8%
Operating lease liability	1,003	1,023	-	(2.0)%	-%
Accrued expenses and other liabilities	3,409	3,332	2,991	2.3%	14.0%
Total liabilities	281,554	286,025	312,489	(1.6)%	(9.9)%
Stockholders' Equity:
Common stock	65	65	-	0.0%	-%
Additional paid-in capital	27,714	27,718	-	(0.0)%	-%
Retained earnings	49,956	49,615	49,334	0.7%	1.3%
Accumulated other comprehensive income (loss), net of tax	(2)	(1)	6	100.0%	(133.3)%
Unearned compensation - ESOP	(2,454)	(2,480)	-	(1.0)%	-%
Total stockholders' equity	75,279	74,917	49,340	0.5%	52.6%
Total liabilities and stockholders' equity	$356,833	$360,942	$361,829	(1.1)%	(1.4)%

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Interest and dividend income:
Interest and fees on loans	$1,657	$1,619	$1,640	$3,276	$3,294
Interest and dividends on debt securities:
Taxable	795	751	492	1,546	959
Tax-exempt	106	108	120	214	243
Interest on short-term investments and certificates of deposit	123	127	16	250	33
Total interest and dividend income	2,681	2,605	2,268	5,286	4,529

Interest expense:
Deposits	340	242	255	582	529
Borrowings	-	-	2	-	6
Total interest expense	340	242	257	582	535

Net interest income	2,341	2,363	2,011	4,704	3,994
Provision for loan losses	-	-	10	-	25
Net interest income after provision for loan losses	2,341	2,363	2,001	4,704	3,969

Non-interest income:
Customer service fees	36	37	31	73	61
Income on bank-owned life insurance	63	64	75	127	149
Gain on sale of securities available for sale	-	-	-	-	48
Other income	53	99	55	152	159
Total non-interest income	152	200	161	352	417

Non-interest expenses:
Salaries and employee benefits	1,250	1,018	1,167	2,268	2,147
Occupancy and equipment	255	243	208	498	418
Advertising	71	39	37	110	78
Data processing	84	94	91	178	171
Deposit insurance	22	21	21	43	43
Other general and administrative	405	333	372	738	691
Total non-interest expenses	2,087	1,748	1,896	3,835	3,548
Income before income taxes	406	815	266	1,221	838
Provision for income taxes	65	170	32	235	132
Net income	$341	$645	$234	$986	$706

Net income per share:
Basic and diluted	$0.05	$0.10	N/A	$0.16	N/A

Weighted average shares outstanding:
Basic and diluted	6,274,542	6,271,977	N/A	6,273,260	N/A

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$177,648	$1,657	3.73%	$176,638	$1,619	3.67%	$172,505	$1,640	3.80%
Securities (1)	151,249	927	2.45%	148,774	888	2.39%	117,441	644	2.19%
Cash and short-term investments	13,153	123	3.74%	21,717	127	2.34%	37,190	16	0.17%
Total interest-earning assets	342,050	2,707	3.17%	347,129	2,634	3.04%	327,136	2,300	2.81%
Noninterest-earning assets	16,747			15,933			14,340
Total assets	$358,797			$363,062			$341,476
Interest-bearing liabilities:
Interest-bearing demand deposits	$33,557	$4	0.05%	$33,133	$4	0.05%	$30,903	$4	0.05%
Savings deposits	72,708	18	0.10%	75,444	19	0.10%	72,233	18	0.10%
Money market deposits	39,876	27	0.27%	45,493	31	0.27%	41,411	27	0.26%
Certificates of deposit	99,041	291	1.18%	97,153	188	0.77%	109,563	206	0.75%
Total interest-bearing deposits	245,182	340	0.55%	251,223	242	0.39%	254,110	255	0.40%
FHLB advances	-	-	0.00%	-	-	0.00%	345	2	2.32%
Total interest-bearing liabilities	245,182	340	0.55%	251,223	242	0.39%	254,455	257	0.40%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	32,887			32,522			34,168
Other noninterest-bearing liabilities	5,554			3,195			3,515
Total liabilities	283,623			286,940			292,138
Total stockholders' equity	75,174			76,122			49,338
Total liabilities and stockholders' equity	$358,797			$363,062			$341,476
Net interest income		$2,367			$2,392			$2,043
Net interest rate spread(2)			2.62%			2.65%			2.41%
Net interest-earning assets(3)	$96,868			$95,906			$72,681
Net interest margin(4)			2.77%			2.76%			2.50%
Cost of deposits (5)			0.49%			0.34%			0.35%
Cost of funds (6)			0.49%			0.34%			0.36%
Ratio of interest-earning assets to interest-bearing liabilities	139.51%			138.18%			128.56%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $26,000, $29,000, and $32,000 for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Year to Date
	December 31, 2022			December 31, 2021
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$177,143	$3,276	3.70%	$173,701	$3,294	3.79%
Securities (1)	150,011	1,817	2.42%	111,952	1,267	2.26%
Cash and short-term investments	17,435	250	2.87%	39,107	33	0.17%
Total interest-earning assets	344,589	5,343	3.10%	324,760	4,594	2.83%
Noninterest-earning assets	16,342			14,117
Total assets	$360,931			$338,877
Interest-bearing liabilities:
Interest-bearing demand deposits	$33,346	$8	0.05%	$30,786	$8	0.05%
Savings deposits	74,076	37	0.10%	71,667	37	0.10%
Money market deposits	42,685	58	0.27%	41,266	54	0.26%
Certificates of deposit	98,097	479	0.98%	110,088	430	0.78%
Total interest-bearing deposits	248,204	582	0.47%	253,807	529	0.42%
FHLB advances	-	-	0.00%	456	6	2.63%
Total interest-bearing liabilities	248,204	582	0.47%	254,263	535	0.42%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	32,702			32,018
Other noninterest-bearing liabilities	5,127			3,474
Total liabilities	286,033			289,755
Total stockholders' equity	74,898			49,122
Total liabilities and stockholders' equity	$360,931			$338,877
Net interest income		$4,761			$4,059
Net interest rate spread(2)			2.63%			2.41%
Net interest-earning assets(3)	$96,385			$70,497
Net interest margin(4)			2.76%			2.50%
Cost of deposits (5)			0.41%			0.37%
Cost of funds (6)			0.41%			0.37%
Ratio of interest-earning assets to interest-bearing liabilities	138.83%			127.73%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $57,000 and $65,000 for the six months ended December 31, 2022 and December 31, 2021, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Securities interest income (no tax adjustment)	$901	$859	$612	$1,760	$1,202
Tax-equivalent adjustment	26	29	32	57	65
Securities (tax-equivalent basis)	$927	$888	$644	$1,817	$1,267
Net interest income (no tax adjustment)	2,341	2,363	2,011	4,704	3,994
Tax-equivalent adjustment	26	29	32	57	65
Net interest income (tax-equivalent adjustment)	$2,367	$2,392	$2,043	$4,761	$4,059

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Selected Financial Highlights (Unaudited)

	At or for the Three Months Ended			At or for the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per share amounts)	2022	2022	2021	2022	2021
Performance Ratios
Return on average assets: (1, 5)
GAAP	0.38%	0.71%	0.27%	0.55%	0.42%
Non-GAAP (2)	0.38%	0.71%	0.26%	0.55%	0.39%
Return on average equity: (1, 6)
GAAP	1.81%	3.39%	1.90%	2.63%	2.87%
Non-GAAP (2)	1.81%	3.39%	1.90%	2.63%	2.71%
Noninterest expense to average assets	2.33%	1.93%	2.22%	2.13%	2.09%
Total loans to total deposits	65.6%	63.3%	56.9%	65.6%	56.9%
Total loans to total assets	50.6%	49.1%	48.4%	50.6%	48.4%
Efficiency ratio: (7)
GAAP	83.7%	68.2%	87.3%	75.9%	80.4%
Non-GAAP (2)	83.7%	68.2%	87.3%	75.9%	81.3%
Capital Ratios
Total capital to risk-weighted assets	32.6%	34.3%	29.3%	32.6%	29.3%
Common equity tier 1 capital to risk-weighted assets	31.7%	33.4%	28.3%	31.7%	28.3%
Tier 1 capital to risk-weighted assets	31.7%	33.4%	28.3%	31.7%	28.3%
Tier 1 capital to average assets (3)	17.4%	17.7%	14.4%	17.4%	14.4%
Asset Quality Ratios
Allowance for loan losses as a percentage of total loans (4)	0.97%	0.99%	1.00%	0.97%	1.00%
Allowance for loan losses as a percentage of non-performing loans	NM	NM	NM	NM	NM
Net (charge-offs) recoveries to average outstanding loans	0.00%	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total loans	0.00%	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Total non-performing loans as a percentage of total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Informational Items
Fair value of held to maturity securities	$132,625	$133,775	$133,593	$132,625	$133,593
Book value per share (8)	$11.54	$11.49	N/A	$11.54	N/A
Outstanding shares	6,521,642	6,521,642	N/A	6,521,642	N/A
(1)
Annualized for the periods presented.
(2)
See page 8 - Reconciliation of GAAP to Non-GAAP Net Income.
(3)
Average assets calculated on a quarterly and year to date basis for the periods presented.
(4)
Total loans exclude net deferred loan costs and fees.
(5)
Represents net income divided by average assets.
(6)
Represents net income divided by average stockholders' equity
(7)
Represents total non-interest expenses divided by net income and non-interest income.
(8)
Represents total stockholders' equity divided by outstanding shares at period end.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of GAAP to Non-GAAP Net Income (Unaudited)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share amounts)	2022	2022	2021	2022	2021
Net income, GAAP basis	$341	$645	$234	$986	$706
Adjustments to GAAP Net Income:
Gain on sale of available for sale securities	-	-	-	-	(48)
Tax effect of adjustments to net income, GAAP basis	-	-	-	-	8
Adjusted net income, non-GAAP basis	$341	$645	$234	$986	$666
Earnings per share, non-GAAP basis	$0.05	$0.10	N/A	$0.16	N/A

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com